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                             CONSULTING AGREEMENT

     This Consulting Agreement is made and entered into as of 12/31/97, between John R. Moore ("Consultant) and Midas International Corporation, a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Company is engaged in the business of franchising and manufacturing after market car products and services;

     WHEREAS, the Company desires to have available the services of the Consultant to assist the Company in developing and advancing the businesses from time to time carried on by the Company;

     WHEREAS, the Company desires to obtain assurance that the Consultant will remain available to the Company as a consultant; and

     WHEREAS, the Consultant desires to provide consulting services to the Company on the terms set forth herein;

     NOW, THEREFORE, the Consultant and the Company, in consideration of the agreements, covenants and conditions contained herein, hereby agree as follows:


     1. Engagement for Consulting Services.

          (a) For the term of this Agreement (as hereinafter defined), the Company agrees to engage the Consultant;

               (i) to assist the Company in developing and advancing the business engaged in by the Company;

               (ii) to assist the Company in matters related to franchisee relations.

               (iii) in such other capacities as may be agreed to by the parties hereto.

          (b) The Consultant agrees to make himself available to the Company for such purposes for the term of this Agreement.



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   (c) The Consultant's status under this Agreement shall be that of an independent contractor. This Agreement shall not affect benefits to which Consultant is otherwise entitled as a retired employee of the Company.

   (d) It is expressly understood by the parties that the consulting services contemplated hereby will be on a part-time basis and that the Consultant shall not be expected to perform full-time services for the Company; provided, however, the Consultant agrees to make himself available for an average of 15 days of consulting services each calendar month for the first six months of the term of this Agreement and an average of 10 days of consulting services for the second six months of the term of this Agreement, as requested by the CEO of the Company during the term of this Agreement.

   (e) The Consultant agrees to perform faithfully the duties assigned to him hereunder to the best of his ability and (subject to Subsection (d) of the Section) to remain available to consult with and render services to the Company hereunder.

     2. Compensation

     (a) As compensation for the engagement hereunder, the Company agrees to pay to the Consultant a fee of $30,000 per month for the first six months of the term of this Agreement and $20,000 per month for the second six months of the term of this Agreement. Additionally, the Company agrees to pay to the Consultant a fee of $2,000 per day for each day or portion thereof for consulting services in excess of 90 during the first six months of the term of this Agreement and $2,000 per day for each day or portion thereof for consulting services in excess of 60 days during the second six months of the term of this Agreement.

     (b) The Company shall provide Consultant with office space and reimburse him for reasonable out-of-pocket expenses incurred in the performance of his duties hereunder.

     (c) Payment of the compensation and expenses provided for in this Section



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2 will be made by the Company monthly upon receipt of an itemized bill from the
Consultant.

     3. Confidential Information.

          The Consultant agrees that he will not, at any time during the term of this Agreement or thereafter, divulge any trade secrets or other confidential information of or relating to the Company or any of its subsidiaries, except to the extent that the Company may so authorize in writing, and that upon the termination of this Agreement the Consultant will surrender to the Company all records and other documents (together with all copies thereof) obtained or created by the Consultant or entrusted to him during the course of its performance of services hereunder. For purposes of this Section 3, information about the Company or any of its subsidiaries shall be treated as confidential until it has been published or is generally or publicly known outside the Company. The covenants contained in this Section 3 shall survive the termination of this Agreement.

     4. Business Ideas.

          (a) The Consultant acknowledges that the Company will own all rights in all "Business Ideas" (as hereinafter defined) which are originated or developed in conjunction with the services contemplated hereunder by the Consultant (either alone or with employees or consultants of the Company.)

          (b) The Consultant agrees that during the term of this Agreement he will:

               (i) assign to the Company all Business Ideas and promptly execute all documents which the Company may reasonably require to perfect its patent and other rights to such Business Ideas throughout the world; and

               (ii) promptly disclose to the Company all information concerning all Business Ideas, inventions, data and developments, whether or not originated or developed by the Consultant, which come to his attention and which concern any business carried on by the Company or any of his subsidiaries.


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     (c) The Consultant further agrees that, following the termination of his engagement hereunder, he will:

          (i) disclose to the Company all Business Ideas relating to matters with which the Consultant came into contact during the term of this Agreement; and

          (ii) assign to the Company all such Business Ideas and promptly execute all documents which the Company may reasonably require to perfect its rights to such Business Ideas.

     (d) For purposes of this Section 4, "Business Ideas" shall mean all ideas, whether or not patentable, which are originated or developed by the Consultant and which deal with the manufacture, marketing, distribution franchising or sale of automobile products and services or development of any business involved in such activities or the acquisition of other companies or business units involved in such activities.

     5. Term. This Agreement shall be for a term of one year commencing on February 1, 1998, and ending on January 31, 1999. In the event of the death or disability of Consultant prior to the end of the stated term of this Agreement, then this Agreement shall automatically terminate and the Company shall have no further obligation to pay to the Consultant the monthly compensation specified in Subsection 2(a) hereof.

     6. Assignment and Succession. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. The Consultant may not assign any of its rights or obligations hereunder.

     7. Entire Agreement. This Agreement contains the entire agreement between the Company and the Consultant concerning the subject matter hereof. In the event that the Consultant's services include work in connection with the acquisition and divestiture of other companies, or business units, the Consultant agrees that he shall not be entitled to any finder's or broker's fee, commission, or




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similar compensation for such services, and that the compensation provided hereunder shall constitute full consideration for such services.

     8. Applicable Law. This Agreement shall at all times be construed, interpreted and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.



                                        MIDAS INTERNATIONAL CORPORATION

                                        By:
                                            ---------------------------
                                            For the Board of Directors

                                            ---------------------------

                                        JOHN R. MOORE, CONSULTANT

                                        /s/ John R. Moore
                                        ----------------------------------


                                        R. LEE BARCLAY, EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER


                                             /s/ R. Lee Barclay
                                         ----------------------------------